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               SECURITIES AND EXCHANGE COMMISSION

                     Washington, D. C. 20549

                          _____________

                            FORM 8-K

                         CURRENT REPORT

             Pursuant to Section 13 or 15(d) of the

                 Securities Exchange Act of 1934


Date of earliest event
  reported:  March 7, 2001


                         AMR CORPORATION
     (Exact name of registrant as specified in its charter)


     Delaware                1-8400                    75-1825172
(State of Incorporation) ( Commission File Number)    (IRS Employer
                                                    Identification No.)


4333 Amon Carter Blvd.      Fort Worth, Texas            76155
 (Address of principal executive offices)             (Zip Code)


                          (817) 963-1234
                  (Registrant's telephone number)







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Item 5 - Other Events

On Wednesday, March 7, 2001, American Airlines, Inc. ("American", a wholly owned subsidiary of AMR Corporation) increased its $500 million cash offer for certain assets of Trans World Airlines, Inc. ("TWA"). Up to $125 million in additional cash will be added to American's existing cash offer. In addition to the increase in the cash offer, American will let TWA keep certain assets, such as aircraft security deposits and prepaid aircraft rentals.





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                            SIGNATURE



     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        AMR CORPORATION


                                        /s/ Charles D. MarLett
                                        Charles D. MarLett
                                        Corporate Secretary



Dated:  March 8, 2001